FORM OF INDEMNIFICATION AGREEMENT

          This Indemnification Agreement, dated as of October 1, 1995, is made by and between STERLING WEST BANCORP, a California corporation (the "Corporation"), and ROBERT A. BRITO (the "Indemnitee"), an officer of Sterling Business Credit, Inc., a California corporation and indirect subsidiary of the Corporation ("Business Credit").

                            RECITALS

          A. The Corporation and the Indemnitee recognize that the present state of the law is too uncertain to provide the officers and directors of the Corporation or its subsidiaries with adequate and reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties for the Corporation or its subsidiaries;

          B. The Corporation and the Indemnitee are aware of the substantial growth in the number of lawsuits filed against corporate officers and directors in connection with their activities in such capacities and by reason of their status as such;

          C. The Corporation and the Indemnitee recognize that the cost of defending against such lawsuits, whether or not meritorious, is typically beyond the financial resources of most officers and directors of the Corporation or its subsidiaries;

          D. The Corporation and the Indemnitee recognize that the legal risks and potential liabilities, and the threat thereof, associated with proceedings filed against the officers and directors of the Corporation or its subsidiaries bear no reasonable relationship to the amount of compensation received by such - officers and directors;

          E. The Corporation, after reasonable investigation prior to the date hereof, has determined that the liability insurance coverage available to the Corporation as of the date hereof is inadequate, unreasonably expensive or both. The Corporation believes, therefore, that the interest of the Corpora-tion's shareholders would be best served by a combination of (i) such insurance as the Corporation may obtain pursuant to the Corporation's obligations hereunder and (ii) a contract with its officers and directors and those of its subsidiaries, including the Indemnitee, to indemnify them to the fullest extent permitted by law (as in effect on the date hereof, or, to the extent any amendment may expand such permitted indemnification, as hereafter in effect) against personal liability for actions taken in the performance of their duties to the Corporation or its subsidiaries;





          F. Section 317 of the California General Corporation Law empowers California corporations to indemnify their officers and directors and individuals serving at the request of such corporations as a director, officer, employee or agent of another corporation, and further states that the indemnification provided by Section 317 "shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the articles of the corporation"; thus, Section 317 does not by itself limit the extent to which the Corporation may indemnify persons serving as officers and directors of the Corporation or its subsidiaries;

          G. The Corporation's Articles of Incorporation and Bylaws authorize the indemnification of the officers and directors of the Corporation, including individuals serving at the request of the Corporation as an officer, employee or agent of another corporation, in excess of that expressly permitted by Section 317, subject to the limitations set forth in Section 204(a)(11) of the California General Corporation Law;

          H. The Board of Directors of the Corporation has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of the Corporation or its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Corporation and its subsidiaries, it is necessary for the Corporation to contractually indemnify officers and directors of the Corporation or its subsidiaries, and to assume for itself liability for expenses and damages in connection with claims against such officers and directors in connection with their service to the Corporation or its subsidiaries, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Corporation and its shareholders;

          I. The Corporation desires and has requested the Indemnitee to serve or continue to serve Business Credit, free from undue concern for the risks and potential liabilities associated with such service; and

          J. The Indemnitee is willing to serve, or continue to serve, Business Credit, provided, and on the expressed condition, that he is furnished with the indemnification provided for herein.









                            AGREEMENT

     NOW, THEREFORE, the Corporation and Indemnitee agree as follows:

          1.   Definitions.

          (a) "Expenses" means, for the purposes of this Agreement, all direct and indirect costs of any type or nature whatsoever (including, without limitation, any fees and disbursements of Indemnitee's counsel, accountants and other experts and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with the investigation, preparation, defense or appeal of a Proceeding; provided, however, that Expenses shall not include judgments, fines, penalties or amounts paid in settlement of a Proceeding.

          (b) "Proceeding" means, for the purposes of this Agreement, any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (including an action brought by or in the right of the Corporation), in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that the Indemnitee is or was an officer or director of Business Credit or by reason of any action taken by him or of any inaction on his part while acting as an officer or director of Business Credit, whether or not he is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

          2.   Agreement to Serve.   Indemnitee agrees to serve or
continue to serve as an officer or director of Business Credit, as the case may be, to the best of his abilities, at the will of Business Credit and the Corporation or under separate contract, if such contract exists, for so long as Indemnitee is duly elected or appointed and qualified or until such time as he tenders his resignation in writing. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

          3.   Indemnification.

          (a)  Third-Party Proceedings.   The Corporation shall
indemnify Indemnitee against Expenses, judgments, fines, penalties or amounts paid in settlement (if the settlement is approved in advance by the Corporation) actually and reasonably incurred by Indemnitee in connection with a Proceeding (other than a Proceeding by or in the right of the Corporation) if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Corporation or any of its subsidiaries, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of the Corporation or any of its subsidiaries, or, with respect to any criminal Proceeding, had no reasonable cause to believe that Indemnitee's conduct was unlawful.

          (b) Proceedings By or in the Right of the Corporation. To the fullest extent permitted by law, the Corporation shall indemnify Indemnitee against Expenses and amounts paid in settle-ment, actually and reasonably incurred by Indemnitee in connection with a Proceeding by or in the right of the Corporation or any of its subsidiaries to procure a judgment in their favor if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Corporation or any of its subsidiaries and their respective shareholders. Notwithstanding the foregoing, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged liable to the Corporation or any of its subsidiaries in the performance of Indemnitee's duty to the Corporation or any of its subsidiaries and their respective shareholders, unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

          (c)  Scope.   Notwithstanding any other provision of this
Agreement but subject to Section 14(b) hereof, the Corporation shall indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by other provisions of this Agreement, the Corporation's Articles of Incorporation, the Corporation's Bylaws or by statute.

          4.   Limitations on Indemnification.   Any other
provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of this Agreement:

          (a)  Excluded Acts.   To indemnify Indemnitee for any
acts or omissions or transactions from which an officer or director may not be relieved of liability under Section 204 of the California General Corporation Law;

          (b)  Claims Initiated by Indemnitee.   To indemnify or
advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 317 of the California General Corporation Law, but such indemnification or advancement of Expenses may be provided by the Corporation in specific cases if the Board of Directors has approved the initiation or bringing of such suit;

          (c)   Lack of Good Faith.   To indemnify Indemnitee for
any Expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous;


          (d)  Insured Claims.   To indemnify Indemnitee for
Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to or on behalf of Indemnitee by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Corporation or any of its subsidiaries or any other policy of insurance maintained by the Corporation or any of its subsidiaries or the Indemnitee; or

          (e)  Claims Under Section 16(b).   To indemnify
Indemnitee for Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of
Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

          5.   Determination of Right to Indemnification.

          Upon receipt of a written claim addressed to the Board of Directors for indemnification pursuant to Section 3, the Corporation shall determine by any of the methods set forth in
Section 317(e) of the California General Corporation Law whether Indemnitee has met the applicable standards of conduct which makes it permissible under applicable law to indemnify Indemnitee. If a claim under Section 3 is not paid in full by the Corporation within ninety (90) days after such written claim has been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, unless such action is dismissed by the court as frivolous or brought in bad faith, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim. The court in which such action is brought shall determine whether Indemnitee or the Corporation shall have the burden of proof concerning whether Indemnitee has or has not met the applicable standard of conduct.

          6.   Advancement and Repayment of Expenses.

          The Expenses incurred by Indemnitee in defending and investigating any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding within 30 days after receiving from Indemnitee the copies of invoices presented to Indemnitee for such Expenses, if Indemnitee shall provide an undertaking to the Corporation to repay such amount to the extent it is ultimately determined that Indemnitee is not entitled to indemnification. In determining whether or not to make an advance hereunder, the ability of Indemnitee to repay shall not be a factor. Notwithstanding the foregoing, in a proceeding brought by the Corporation directly, in its own right (as distinguished from an action brought derivatively or by any receiver or trustee), the Corporation shall not be required to make the advances called for hereby if the Board of Directors determines, in its sole discretion, that it does not appear that Indemnitee has met the standards of conduct which make it permissible under applicable law to indemnify Indemnitee and the advancement of Expenses would not be in the best interests of the Corporation and its shareholders.

          7. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification or advancement by the Corporation of some or a portion of any Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties, and amounts paid in settlement) incurred by him in the investigation, defense, settlement or appeal of a Proceeding, but is not entitled to indemnification or advancement of the total amount thereof, the Corporation shall nevertheless indemnify or pay advancements to the Indemnitee for the portion of such Expenses or liabilities to which the Indemnitee is entitled.

          8. Notice to Corporation by Indemnitee. Indemnitee shall notify the Corporation in writing of any matter with respect to which Indemnitee intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof; provided that any delay in so notifying Corporation shall not constitute a waiver by Indemnitee of his rights hereunder. The written notification to the Corporation shall be addressed to the Board of Directors and shall include a description of the nature of the Proceeding and the facts underlying the Proceeding and be accompanied by copies of any documents filed with the court in which the Proceeding is pending. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

          9.   Maintenance of Liability Insurance.
          (a) The Corporation hereby agrees that so long as Indemnitee shall continue to serve as an officer or director of Business Credit and thereafter so long as Indemnitee shall be subject to any possible Proceeding, the Corporation, subject to
Section 9(b) hereof, shall use its best efforts to obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") which provides Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Corporation's officers or directors.

          (b) Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain D&O Insurance with respect to the Indemnitee if the Corporation determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Corporation.

          (c) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 8 hereof, the Corporation has D&O Insurance in effect, the Corporation shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

          10.  Defense of Claim.   In the event that the
Corporation shall be obligated under Section 6 hereof to pay the Expenses of any Proceeding against Indemnitee, the Corporation, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ his counsel in any such Proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Corporation, or (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and the Indemnitee in the conduct of such defense, or (C) the Corporation shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Corporation.

          11. Attorneys' Fees. In the event that Indemnitee or the Corporation institutes an action to enforce or interpret any terms of this Agreement, the Corporation shall reimburse Indemnitee for all of the Indemnitee's reasonable fees and expenses in bringing and pursuing such action or defense, unless as part of such action or defense, a court of competent jurisdiction determines that the material assertions made by Indemnitee as a basis for such action or defense were not made in good faith or were frivolous.

          12. Continuation of Obligations. All agreements and obligations of the Corporation contained herein shall continue during the period the Indemnitee is serving at the request of the Corporation as an officer or director of Business Credit, and shall continue thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that Indemnitee served in any capacity referred to herein.

          13. Successors and Assigns. This Agreement establishes contract rights that shall be binding upon, and shall inure to the benefit of, the successors, assigns, heirs and legal representatives of the parties hereto.

          14.  Non-exclusivity.

          (a) The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed to be exclusive of any other rights that the Indemnitee may have under any provision of law, the Corporation's Articles of Incorporation or Bylaws, the vote of the Corporation's shareholders or disinterested directors, other agreements or otherwise, both as to action in his official capacity and action in another capacity while occupying his position(s) as an officer or director of Business Credit.


          (b) In the event of any changes, after the date of this Agreement, in any applicable law, statute, or rule which expand the right of a California corporation to indemnify its officers and directors, the Indemnitee's rights and the Corporation's obligations under this Agreement shall be expanded to the full extent permitted by such changes. In the event of any changes in any applicable law, statute or rule, which narrow the right of a California corporation to indemnify a director or officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

          15. Effectiveness of Agreement. To the extent that the indemnification permitted under the terms of certain provisions of this Agreement exceeds the scope of the indemnification provided for in the California General Corporation Law, such provisions shall not be effective unless and until the Corporation's Articles of Incorporation authorize such additional rights of indemnification. In all other respects, the balance of this Agreement shall be effective as of the date set forth on the first page and may apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee or other agent of Business Credit at the time such act or omission occurred.

          16. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. The Corporation's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 16. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify the Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

          17. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California. To the extent permitted by applicable law, the parties hereby waive any provisions of law which render any provision of this Agreement unenforceable in any respect.

          18. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.


          19. Mutual Acknowledgment. Both the Corporation and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Corporation from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation's right under public policy to indemnify Indemnitee.

          20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.
          21. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.


                         STERLING WEST BANCORP


                              By:  /S/Allan E. Dalshaug

                              Name: Allan E. Dalshaug

                              Title:    Chief Executive Officer

                              Address:  3287 Wilshire Boulevard
                                        Los Angeles, California 90010



THE INDEMNITEE

/S/Robert A. Brito
__________________________________________
    Robert A. Brito

1901 Via Justino
        (Address)

San Dimas, CA 91773
        (Address)